UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K/A
CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (date of earliest event reported): December 22, 2005
NOBLE CORPORATION
(Exact name of registrant as specified in its charter)

CAYMAN ISLANDS (State or Other Jurisdiction of Incorporation or Organization)	001-31306 (Commission File Number)	98-0366361 (I.R.S. Employer Identification No.)

13135 South Dairy Ashford, Suite 800 Sugar Land, Texas (Address of Principal Executive Offices)	77478 (Zip Code)
Registrant’s telephone number, including area code: (281) 276-6100
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Note
     This Form 8-K/A is filed as an amendment (“Amendment No. 1”) to the Current Report on Form 8-K dated December 22, 2005, filed by Noble Corporation (the “Company”) with the Securities and Exchange Commission on December 28, 2005 (the “Form 8-K”). This Amendment No. 1 is being filed to delete in its entirety the information set forth under each of part (a) and (b) of Item 9.01 in the Form 8-K. Subsequent to the filing of the Form 8-K, the Company determined that the 21,095,600 Class A shares and 2,501,374 Class B shares of Smedvig ASA acquired by the Company on December 23, 2005 (the “Share Purchase”), as described in the Form 8-K, should be accounted for under the cost method and not under the equity method of accounting. As a result of this determination, no financial statements with respect to the Share Purchase are required to be filed under Item 9.01 of Form 8-K. The complete text of Item 9.01 of the Form 8-K, as amended hereby, is set forth below.
“Item 9.01. Financial Statements and Exhibits.
     (d) Exhibits.

EXHIBIT
NUMBER		DESCRIPTION

10.1	—	Credit Agreement, dated as of December 22, 2005, among Noble Corporation, Noble Holding (U.S.) Corporation, Noble Drilling Corporation and Goldman Sachs Credit Partners L.P.

10.2	—	Share Purchase Agreement between Noble Corporation and Nora Smedvig, Peter T. Smedvig, Hjordis Smedvig, HKS AS, AS Veni, Petrus AS and Peder Smedvig Capital AS, dated December 12, 2005 (filed as Exhibit 10.1 to the Registrant’s Current Report on Form 8-K filed on December 15, 2005 and incorporated herein by reference).

99.1	—	Press Release issued December 23, 2005.”

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NOBLE CORPORATION
Date: March 3, 2006	By:	/s/ Mark A. Jackson
Mark A. Jackson
President and Chief Operating Officer

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